Exhibit 99.1

News Release

Nektar Therapeutics Announces Agreement to Sell CIMZIA® and MIRCERA® Royalties to Royalty Pharma for $124 Million

SAN FRANCISCO, February 29, 2012 /PRNewswire/ – Nektar Therapeutics (Nasdaq: NKTR) today announced that it agreed to sell to Royalty Pharma its royalties on future sales of CIMZIA®, under Nektar’s agreement with UCB Pharma, and MIRCERA®, under Nektar’s agreement with Roche. In consideration for the sale, Royalty Pharma will pay Nektar an aggregate cash payment of $124.0 million.

Nektar intends to use the net proceeds of the transaction towards the repayment of its $215.0 million of convertible debt. For the twelve month period ended December 31, 2011, Nektar recognized $8.3 million in aggregate royalties from net sales of CIMZIA® and MIRCERA®.

“This transaction demonstrates our ability to unlock unrecognized value in Nektar’s legacy collaborations and access significant capital in a non-dilutive transaction,” said Howard W. Robin, President and Chief Executive Officer of Nektar. “The proceeds from this sale will strengthen our cash position considerably and we are pleased to have Royalty Pharma as our partner in this transaction.”

Pablo Legorreta, Chief Executive Officer of Royalty Pharma, stated, “We are pleased to have had the opportunity to work with Nektar in this important transaction. Royalty Pharma’s goal is to be the preferred financial partner to leading biopharmaceutical companies seeking to access capital from their passive royalty assets. The CIMZIA® and MIRCERA® royalties are very high quality assets that will be an excellent addition to our diversified portfolio of leading biopharmaceutical royalties.”

Pursuant to the agreement entered into between Nektar and RPI Finance Trust, an affiliate of Royalty Pharma, RPI Finance Trust will receive all royalties on worldwide net sales of CIMZIA® and MIRCERA® from and after January 1, 2012. If certain worldwide net sales thresholds for MIRCERA® are not met for the 12 month periods ending December 31, 2012 and December 31, 2013, Nektar will be required to make a payment to RPI Finance Trust of a maximum of $3.0 million in 2013 and $7.0 million in 2014, respectively.

In December 2000, Nektar entered into a license, manufacturing and supply agreement for CIMZIA® with Celltech Chiroscience Ltd., which was acquired by UCB Pharma in 2004.  CIMZIA® is currently approved for the treatment of Crohn’s Disease in the United States and for the treatment of rheumatoid arthritis in the United States and in the European Union. In December 2000, Nektar licensed its proprietary PEGylation materials to Roche for use in the development and manufacture of Roche’s MIRCERA® product.  MIRCERA® is a novel continuous erythropoietin receptor activator indicated for the treatment of anemia associated with chronic kidney disease in patients on dialysis and patients not on dialysis. MIRCERA® received marketing authorization in the European Union in May 2007 and was subsequently launched by Roche in August of 2007. MIRCERA® has been approved in the United States and, pursuant to a settlement and limited license agreement with Amgen Inc., Roche may begin selling MIRCERA® in the United States in July 2014.

Morgan Stanley & Co. LLC acted as financial advisor to Nektar in connection with the transaction, and Cadwalader, Wickersham & Taft LLP and Cahill Gordon & Reindel LLP acted as special counsel to Nektar. Goodwin Procter LLP, Lando & Anastasi and Akin Gump Strauss Hauer & Feld LLP acted as counsel to Royalty Pharma.

About Nektar

Nektar Therapeutics is a biopharmaceutical company developing novel therapeutics based on its PEGylation and advanced polymer conjugation technology platforms. Nektar has a robust R&D pipeline of potentially high-value therapeutics in oncology, pain and other therapeutic areas. In the area of pain, Nektar has an exclusive worldwide license agreement with AstraZeneca for NKTR-118, an investigational drug candidate, which is being evaluated in Phase 3 clinical studies as a once-daily, oral tablet for the treatment of opioid-induced constipation.  This license agreement also includes NKTR-119, an earlier stage development program that is a co-formulation of NKTR-118 and an opioid. NKTR-181, a novel mu-opioid analgesic, has completed Phase 1 development and is being prepared for a Phase 2 study.  NKTR-102 is being evaluated in a Phase 3 clinical study for the treatment of metastatic breast cancer and in Phase 2 studies for the treatment of ovarian and colorectal cancers.

Nektar's technology has enabled seven approved products in the U.S. or Europe through partnerships with leading biopharmaceutical companies, including UCB's CIMZIA® for Crohn's disease and rheumatoid arthritis, Roche's PEGASYS® for hepatitis C and Amgen's Neulasta® for neutropenia. Additional development stage products that leverage Nektar’s proprietary technology platform include peginesatide, for which Affymax and partner Takeda submitted an new drug application to the United States Food and Drug Administration in May 2011, and Baxter’s BAX 855, a long-acting PEGylated rFVIII program which is in Phase 1 clinical development.

Nektar is headquartered in San Francisco, California, with additional R&D operations in Huntsville, Alabama and Hyderabad, India. Further information about the company and its drug development programs and capabilities may be found online at http://www.nektar.com.

About Royalty Pharma

With royalty interests in 30 approved products (including Abbott’s Humira®, Johnson and Johnson’s Remicade®, Merck’s Januvia®, Gilead’s Atripla®, Truvada®, and Emtriva®, Pfizer’s Lyrica®, Amgen’s Neupogen® and Neulasta®, and Genentech’s Rituxan®) valued at over $6 billion, Royalty Pharma is the industry leader in acquiring royalty interests in marketed and late stage biopharmaceutical products. Royalty Pharma has a fifteen year history of providing value to holders of royalty interests, including its $400 million purchase of 80% of Memorial Sloan-Kettering Cancer Center's Neupogen®/Neulasta® royalty, its $700 million acquisition of AstraZeneca’s Humira royalty, its $700 million purchase of a portion of Northwestern University’s Lyrica royalty, its $650 million purchase of New York University’s Remicade royalty, its joint $525 million acquisition with Gilead Sciences of Emory University’s emtricitabine royalty interest, and most recently its $609 million acquisition of Astellas Pharma’s patent estate and associated royalty stream relating to the use of dipeptidyl peptidase IV (DPP-IV) inhibitors for the treatment of type 2 diabetes.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "expect," "believe,” “should,” “may” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the repayment of our outstanding convertible notes; future net sales of MIRCERA® and whether those net sales are sufficient to meet the thresholds included in our purchase and sale agreement with RPI Finance; the strength of our balance sheet and our future ability to invest in the advancement of our proprietary drug candidates; our plans to initiate a Phase 2 clinical study for NKTR-181; the value and potential of certain of our collaboration partners’ drug candidates; and the value and potential of Nektar's R&D pipeline.  Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others, (i) we need to fund our research and development programs as well as the repayment of the principal amount of the $215 million in outstanding convertible subordinated notes due in September 2012 by raising additional cash through the monetization of other assets held by us or through one or more financing transactions, which may be dilutive to our existing stockholders, or by reducing or slowing research and development; (ii) our drug candidates and those of our collaboration partners are in various stages of clinical development and the risk of failure is high and can unexpectedly occur at any stage prior to regulatory approval for numerous reasons including safety and efficacy findings even after positive findings in preclinical and clinical studies; (iii) the timing of the commencement or end of clinical trials and the commercial launch of our drug candidates may be delayed or unsuccessful due to regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, changing standards of care, evolving regulatory requirements, clinical trial design, clinical outcomes, competitive factors, or delay or failure in ultimately obtaining regulatory approval in one or more important markets; (iv) scientific discovery of new medical breakthroughs is an inherently uncertain process and the future success of the application of our technology platform to potential new drug candidates is therefore highly uncertain and unpredictable and one or more research and development programs could fail; and (v) certain other important risks and uncertainties set forth in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2012. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Nektar Investor Inquiries:
Jennifer Ruddock/Nektar Therapeutics	(415) 482-5585
Susan Noonan/SA Noonan Communications, LLC	(212) 966-3650

Nektar Media Inquiries:
Karen Bergman/BCC Partners	(650) 575-1509
Michelle Corral/BCC Partners	(415) 794-8662

Royalty Pharma Media Inquiries:

Royalty Pharma | RP Management LLC

Investor Relations

Tel: (212) 883-0200

ir@royaltypharma.com

http://www.royaltypharma.com

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